Exhibit 99.1

CERTAIN LITIGATION MATTERS

As described in Item 3. Legal Proceedings in the Annual Report on Form 10-K, to which this Exhibit 99.1 is attached (“Item 3”) and in Note 19. Contingencies to Altria Group, Inc.’s (“Altria”) consolidated financial statements in Item 8 of such Annual Report on Form 10-K (“Note 19”), there are legal proceedings covering a wide range of matters pending or threatened in various United States and foreign jurisdictions against Altria, its subsidiaries, including Philip Morris USA Inc. (“PM USA”), and their respective indemnitees. Various types of claims may be raised in these proceedings, including product liability, unfair trade practices, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution and claims of competitors, shareholders or distributors. Claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases primarily alleging personal injury or seeking court-supervised programs for ongoing medical monitoring and purporting to be brought on behalf of a class of individual plaintiffs, including cases in which the aggregated claims of a number of individual plaintiffs are to be tried in a single proceeding, (iii) health care cost recovery cases brought by governmental (both domestic and foreign) plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, (iv) class action suits alleging that the use of the terms “Lights” and “Ultra Lights” constitute deceptive and unfair trade practices, common law fraud or statutory fraud, unjust enrichment, breach of warranty, or violations of the Racketeer Influenced and Corrupt Organizations Act, (v) class action suits involving e-vapor products and (vi) international cases. The following lists certain of the pending claims against Altria and PM USA included in these and other categories.

SMOKING AND HEALTH LITIGATION

The following lists the consolidated individual smoking and health cases as well as smoking and health class actions pending against PM USA and, in some cases, Altria and/or its other subsidiaries and affiliates, as of February 21, 2020. See International Cases below for a list of smoking and health class actions pending in Canada.

Flight Attendant Litigation

The settlement agreement entered into in 1997 in the case of Broin, et al. v. Philip Morris Companies Inc., et al., which was brought by flight attendants seeking damages for personal injuries allegedly caused by environmental tobacco smoke, allowed members of the Broin class to file individual lawsuits seeking compensatory damages, but prohibited them from seeking punitive damages. See Note 19 for a discussion of this litigation.

Domestic Class Actions

Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 5, 1994. See Note 19 for a discussion of this case (which has concluded) and the Engle progeny litigation.

Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.

Cypret, et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.

HEALTH CARE COST RECOVERY LITIGATION

The following lists a health care cost recovery action pending against PM USA and Altria as of February 21, 2020. See International Cases below for a list of international health care cost recovery actions.

Department of Justice Case

The United States of America v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed September 22, 1999. See Note 19 for a discussion of this case.

“LIGHTS/ULTRA LIGHTS” CASES

The following lists the “Lights/Ultra Lights” class actions pending against Altria and/or its various subsidiaries and others as of February 21, 2020.

Moore, et al. v. Philip Morris Incorporated, et al., Circuit Court, Marshall County, West Virginia, filed September 17, 2001.

Virden v. Altria Group, Inc., et al., Circuit Court, Hancock County, West Virginia, filed March 28, 2003.

CLASS ACTION LAWSUITS INVOLVING E-VAPOR PRODUCTS

The following lists class action lawsuits relating to e-vapor products that are pending against Altria and/or its various subsidiaries and others as of February 21, 2020.

NesSmith, et al. v. JUUL Labs Inc., et al., United States District Court, Middle District of Florida, filed April 15, 2019.

Peavy (formerly Swearingen), et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of Alabama, filed May 31, 2019.

R.E., et al. v. JUUL Labs, Inc., et al., United States District Court, Southern District of West Virginia, filed August 13, 2019.

M.D., et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of Mississippi, filed August 15, 2019.

Phillips, et al. v. JUUL Labs, Inc., et al., United States District Court, Western District of Missouri, filed August 21, 2019.

C.B., et al. v. JUUL Labs, Inc., et al., United States District Court, Middle District of Louisiana, filed September 11, 2019.

J.G., et al. v. JUUL Labs, Inc., et al., United States District Court, District of New Jersey, filed September 10, 2019.

Oberhauser, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed September 12, 2019.

Hochhauser, et al. v. JUUL Labs, Inc., et al., United States District Court, Eastern District of New York, filed October 1, 2019.

Emidy et al. v. JUUL Labs, Inc., et al., United States District Court, Western District of Tennessee, filed October 2, 2019.

La Conner School District, et al. v. JUUL Labs, Inc., et al., United States District Court, Western District of Washington, filed October 7, 2019.

Montgomery County, Maryland, et al. v. JUUL Labs, Inc., et al., United States District Court, District of Maryland, filed October 11, 2019.

King County, Washington, et al. v. JUUL Labs, Inc., et al., United States District Court, Western District of Washington, filed October 16, 2019.

City of Rochester, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed November 6, 2019.

Seattle School District No. 1, et al. v. JUUL Labs, Inc., et al., United States District Court, Western District of Washington, filed November 7, 2019.

Skagit County, et al. v. JUUL Labs, Inc., et al., United States District Court, Western District of Washington, filed November 18, 2019.

Jefferson County School District, et al. v. JUUL Labs, Inc., et al., United States District Court, Southern District of Mississippi, filed December 5, 2019.

Ledbetter, et al. v. JUUL Labs, Inc., et al., Jefferson County Circuit Court, Alabama, filed December 12, 2019.

Escambia County School District, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of Florida, filed December 18, 2019.

School Board of Miami-Dade County, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed December 19, 2019.

The School Board of Broward County, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed December 19, 2019.

Frederick County, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed December 19, 2019.

Imani, et al. v. JUUL Labs, Inc., et al., Lane County Circuit Court, Oregon, filed December 20, 2019.

See Note 19 for a discussion of these cases.

SHAREHOLDER CLASS ACTION

Klein, et al. v. Altria Group, Inc., et al., United States District Court, Eastern District of Virginia, filed October 2, 2019. See Note 19 for a discussion of this case.

INTERNATIONAL CASES

The following lists cases pending against Altria and/or its subsidiaries in foreign jurisdictions as of February 21, 2020.

Canada

Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed January 24, 2001. Health care cost recovery action. See Note 19 for a discussion of this case.

Her Majesty the Queen in Right of the Province of New Brunswick v. Rothmans, Inc., et al., Court of Queen’s Bench of New Brunswick Judicial District of Fredericton, Canada, filed March 13, 2008. Health care cost recovery action. See Note 19 for a discussion of this case.

Dorion v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Alberta, Judicial District of Calgary, Canada, filed on or about June 17, 2009. Smoking and health class action. See Note 19 for a discussion of this case.

Semple v. Canadian Tobacco Manufacturers’ Council, et al., Supreme Court of Nova Scotia, Canada, filed on or about June 18, 2009. Smoking and health class action. See Note 19 for a discussion of this case.

Kunta v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Manitoba, Winnipeg Judicial Centre, Canada, filed on an unknown date in June 2009. Smoking and health class action. See Note 19 for a discussion of this case.

Adams v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench for Saskatchewan, Judicial Centre of Regina, Canada, filed on or about July 10, 2009. Smoking and health class action. See Note 19 for a discussion of this case.

Her Majesty the Queen in Right of Ontario v. Rothmans Inc., et al., Superior Court of Justice of Ontario, Canada, filed on or about September 30, 2009. Health care cost recovery action. See Note 19 for a discussion of this case.

Bourassa v. Imperial Tobacco Canada Limited, et al., Supreme Court of British Columbia, Victoria Registry, Canada, filed on or about June 25, 2010. Smoking and health class action. See Note 19 for a discussion of this case.

McDermid v. Imperial Tobacco Canada Limited, et al., Supreme Court of British Columbia, Victoria Registry, Canada, filed on or about June 25, 2010. Smoking and health class action. See Note 19 for a discussion of this case.

Attorney General of Newfoundland and Labrador v. Rothmans Inc., et al., Supreme Court of Newfoundland and Labrador, Trial Division, Canada, filed February 8, 2011. Health care cost recovery action. See Note 19 for a discussion of this case.

Attorney General of Quebec v. Imperial Tobacco Canada Limited, et al., Superior Court of Quebec, Montreal District, Canada, filed June 8, 2012. Health care cost recovery action. See Note 19 for a discussion of this case.

Her Majesty in Right of Alberta v. Altria Group, Inc., et al., Court of Queen’s Bench of Alberta, Judicial District of Calgary, Canada, filed June 8, 2012. Health care cost recovery action. See Note 19 for a discussion of this case.

Her Majesty the Queen in the Right of Manitoba v. Rothmans, Benson & Hedges Inc., et al., Court of Queen’s Bench of Manitoba, Winnipeg Judicial Centre, Canada, filed May 31, 2012. Health care cost recovery action. See Note 19 for a discussion of this case.

Her Majesty the Queen in Right of Saskatchewan v. Rothmans, Benson & Hedges Inc., et al., Court of Queen’s Bench of Saskatchewan, Judicial Centre of Saskatoon, Canada, filed on June 8, 2012. Health care cost recovery action. See Note 19 for a discussion of this case.

Her Majesty in the Right of the Province of Prince Edward Island v. Rothmans, Benson & Hedges, Inc., et al., Supreme Court of Prince Edward Island, filed on September 10, 2012. Health care cost recovery action. See Note 19 for a discussion of this case.

Her Majesty the Queen in Right of the Province of Nova Scotia v. Benson & Hedges, Inc., et al., Supreme Court of Nova Scotia, filed on January 2, 2015. Health care cost recovery action. See Note 19 for a discussion of this case.

Jacklin v. Canadian Tobacco Manufacturers’ Council et al., Ontario Superior Court of Justice, Case No. 5379412, Ontario, Canada, filed on or about June 27, 2012. Smoking and health class action. See Note 19 for a discussion of this case.

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